UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

On January 15, 2015, Cal Dive International, Inc., a Delaware corporation (the "Company") issued a press release advising that it had decided not to make the January 15, 2015 semi-annual interest payment on its 5.00% convertible senior notes due 2017 (the "Notes").
The Company also announced, as previously disclosed, that the delisting of the Company's common stock from trading on the New York Stock Exchange constituted a "Fundamental Change" under the Notes, and pursuant to the terms of the Notes and indenture governing the Notes, each note holder has the right to require the Company to purchase for cash any or all of the Notes held by the note holders at a price equal to 100% of the principal, plus accrued and unpaid interest.  The Company provided the Fundamental Change Notice to the note holders on December 28, 2014, and has until February 2, 2015 to repurchase any notes that are tendered by note holders on or before January 30, 2015. The Company currently has no plans to repurchase any Notes that are tendered, which will constitute a separate event of default under the indenture governing the Notes.  The press release is attached hereto as Exhibit 99.1.
Item 9.01                          Financial Statements and Exhibits.
   (d)            Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date:   January 16, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Cal Dive International, Inc. on January 15, 2015.